UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 5, 2005

DYNAMICS RESEARCH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

000-023479	04-2211809

(Commission File Number)	(IRS Employer Identification No.)

60 Frontage Road
Andover, Massachusetts	01810

(Address of Principal Executive Offices)	(Zip Code)

(978) 475-9090

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On May 5, 2005, Nickolas Stavropoulos, President, KeySpan Energy Delivery and Executive Vice President, KeySpan Corp., was named to the Dynamics Research Corporation Board of Directors as a Class II Director, with a term that expires in 2007. Mr. Stavropoulos has been named to the Audit Committee of the Board of Directors.

Since June 2004, Mr. Stavropoulos has served as President, KeySpan Energy Delivery and Executive Vice President, KeySpan Corporation. From April 2002 through May 2004, Mr. Stavropoulos served as President, KeySpan Energy New England and Executive Vice President, KeySpan Corporation. From November 2001 through March 2002, Mr. Stavropoulos served as Senior Vice President of Sales and Marketing, KeySpan Energy Delivery New England. From October 1999 through October 2001, Mr. Stavropoulos served as Senior Vice President of Marketing and Gas Resources for Boston, Colonial and Essex Gas Companies; prior thereto, Mr. Stavropoulos served as Executive Vice President of Finance and Marketing and Chief Financial Officer, Colonial Gas Company. Since 2002, Mr. Stavropoulos has served on the Board of Directors of Enterprise Bancorp, Inc. Mr. Stavropoulos serves as the chair of the Audit Committee of the Board of Directors of Enterprise Bancorp, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMICS RESEARCH CORPORATION (Registrant)
By:	/s/ David Keleher
David Keleher
Senior Vice President and Chief Financial Officer

May 11, 2005